      LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Thomas Burns, Bob Maddox, Christine Theriault, and Jim Fry, signing individually , as the undersigned's true and lawful attorneys-in-fact to:

(1) Prepare, execute in the undersigned's name and on the undersigned's  behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC') a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 (the"Exchange Act" ) or any rule or regulation of the SEC;

(2) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of XOMA Corporation (the "Company"),
Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the
Exchange Act and the rules thereunder;

(3) Do and perform any and all acts for and on behalf of the undersigned which may  be necessary  or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the SEC and any stock exchange or similar authority ; and

(4) Take any other action of any type whatsoever which,  in  the  opinion of any such attorney in- fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by and such attorney- in- fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney in-fact's discretion.

The undersigned hereby grants to each such attorney- in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and  purposes as the  undersigned  might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming  all that such attorney- in-fact, or  such attorney-in-fact's substitute or substitutes ,  shall  lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorney-in-facts, in serving in such capacity at the request of the undersigned, is not assuming , nor is any Company assuming, any of the undersigned ' s responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the earlier to occur of (a) undersigned is no longer required to file Forms 3, 4, and 5 with respect to any securities issued by the Company, (b) revocation by
the undersigned   in a signed writing delivered to the foregoing
attorney-in-fact and (c) as to any attorney-in-fact individually , until such attorney-in-fact is no longer employed by the Company. This Limited  Power of
Attorney may be filed with  the SEC as a confirming statement of the authority granted herein.

IN W ITNESS W HEREOF, the undersigned has caused this Power of Attorney to be executed as of
06 - Aug, 2021.

Heather Franklin